Exhibit 99.2

                       NOTICE OF GUARANTEED DELIVERY

                  FOR SUBSCRIPTION OFFERING OF SHARES OF
            8% CONVERTIBLE PREFERRED STOCK AT $100.00 PER SHARE

                                    OF

                          GRANT GEOPHYSICAL, INC.

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to exercise non-transferrable subscription rights (the "Subscription Rights") pursuant to the subscription offering (the "Subscription Offering") described in the Prospectus dated _________, 1999 (the "Prospectus") relating to 23,386 shares of 8% Convertible Preferred Stock (the "Preferred Stock") of Grant Geophysical, Inc. (the "Company") if a Subscription Rights holder cannot deliver the Subscription Exercise Notice(s) evidencing the Subscription Rights and all required documents to LaSalle Bank National Association (the "Subscription Agent") at or prior to the Expiration Time (as defined in the Prospectus). This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission to the Subscription Agent, and must be received by the Subscription Agent at or prior to the Expiration Date. In addition, in order to utilize the guaranteed delivery procedures to exercise Subscription Rights pursuant to the Subscription Offering, a Subscription Rights holder must also (i) tender to the Subscription Agent, prior to the Expiration Time, full payment for all shares of 8% Convertible Preferred Stock subscribed for under the Subscription Offering and (ii) deliver a properly completed Subscription Exercise Notice to the Subscription Agent within three business days following the date of this Notice of Guaranteed Delivery. See "The Subscription Offering - Terms of the Subscription Offering - Guaranteed Delivery Procedures" in the Prospectus.

         THE SUBSCRIPTION AGENT FOR THE SUBSCRIPTION OFFERING IS:

                     LaSalle Bank National Association

                 BY MAIL/HAND DELIVERY/OVERNIGHT DELIVERY:
                     LaSalle Bank National Association
                 Corporate Trust Administrator, Room 1960
                         Attention: Sarah H. Webb
                         135 South LaSalle Street
                             Chicago, IL 60603


          FACSIMILE:                    CONFIRM BY TELEPHONE:
        (312) 904-2236                     (312) 904-2444

                           FOR INFORMATION CALL:
                              (312) 904-2444


     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A SUBSCRIPTION EXERCISE NOTICE IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE SUBSCRIPTION EXERCISE NOTICE.

Ladies and Gentlemen:

     The undersigned hereby represents that he or she is the holder of Subscription Exercise Notice(s) representing _____ Subscription Rights and that the Subscription Exercise Notice(s) required to exercise Subscription Rights cannot be delivered to the Subscription Agent at or before the Expiration Time. Upon the terms and subject to the conditions set forth in the Prospectus, the receipt of which is hereby acknowledged, the undersigned hereby elects to exercise Subscription Rights as follows:


          _________ Number of shares of Preferred Stock subscribed for pursuant to the Subscription Rights holder's Basic Subscription Privilege.

          _________ Number of shares of Preferred Stock subscribed for pursuant to the Subscription Rights holder's Over-Subscription Privilege.

                    (By exercising this Over-Subscription Privilege, the Subscription Rights holder certifies that such holder has fully exercised the Basic Subscription Privilege received pursuant to the Subscription Offering.)



     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.


                         PLEASE SIGN AND COMPLETE


Signature(s):____________________ Name(s):____________________________

_________________________________ ____________________________________


Address:_________________________ Capacity (full title), if signing

_________________________________ in a representative
                     (Zip Code)   capacity:___________________________



Area Code and Telephone Number:

_________________________________ Taxpayer Identification or Social
                                  Security Number:
Dated:___________________________ ___________________________________

                                 GUARANTEE

                 (NOT TO BE USED FOR SIGNATURE GUARANTEE)



     The undersigned,  a  firm  or  other entity identified in Rule 17Ad-15 under the Securities Exchange Act of  1934,  as  amended,  as  an "eligible guarantor institution," including (as such terms are defined therein):  (i)

a  bank;  (ii)  a  broker,  dealer,  municipal securities broker, municipal securities  dealer,  government securities  broker,  government  securities dealer;  (iii)  a  credit  union;  (iv)  a  national  securities  exchange,

registered securities  association  or  learning  agency;  or (v) a savings association  that  is  a  participant  in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible

Institution"), hereby guarantees to deliver  to  the Subscription Agent, at

the   address   set  forth  above,  the  Subscription  Exercise   Notice(s)

representing the Subscription Rights being exercised hereby, along with any required signature  guarantees and any other required documents, all within three  business  days after  the  date  of  execution  of  this  Notice  of

Guaranteed Delivery.



     The undersigned acknowledges that it must communicate the guarantee to the Subscription Agent and must deliver the Subscription Exercise Notice(s)

and  full  payment  for  all  shares  of  8%  Convertible  Preferred  Stock subscribed for under  the  Subscription Offering within the time period set forth above and that failure  to  do so could result in a financial loss to the undersigned.



                            ______________________________________________
                                           (Name of Firm)

                            Sign here:____________________________________
                                       (Authorized Signature)

                            Name:   ______________________________________
                                       (Please type or print)

                            Title:  ______________________________________

                            ______________________________________________
                                  (Area Code and Telephone Number)

                            ______________________________________________


Dated: ___________, 1999    ______________________________________________
                                   Address                       Zip Code